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                                                                    EXHIBIT 3.39

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     STONEY RIVER LEGENDARY MANAGEMENT, L.P.

                                       I.

         The name of the limited partnership is Stoney River Legendary Management, L.P.

                                       II.

         The name and address of the initial registered agent for service of process and the address of the registered office required to be maintained by O.C.G.A. Section 14-9-104 are as follows:

         Name and Address of
         Initial Registered Agent:       CT Corporation System
                                         1201 Peachtree Street, N.E.
                                         Atlanta, Fulton County, Georgia 30361

         Registered Office:              1201 Peachtree Street, N.E.
                                         Atlanta, Fulton County, Georgia 30361

                                      III.

         The name and business address of the sole General Partner are as follows:

                      O'Charley's Management Company, Inc.
                                3038 Sidco Drive
                           Nashville, Tennessee 37204

         IN WITNESS WHEREOF, the sole General Partner of the limited partnership has executed this Certificate of Limited Partnership of Stoney River Legendary Management, L.P. this 24th day of May, 2000.

                                  STONEY RIVER LEGENDARY
                                  MANAGEMENT, L.P.

                                  By: O'Charley's Management Company, Inc., its
                                      sole General Partner

                                      By: /s/ A. Chad Fitzhugh
                                          --------------------------------------
                                          Name: A. Chad Fitzhugh
                                          Title: CFO